Exhibit 11
                             THERMOQUEST CORPORATION

                        Computation of Earnings per Share


                                                       Three Months Ended
                                                   --------------------------
                                                      June 29,        July 1,
                                                          1996           1995
   --------------------------------------------------------------------------
   Computation of Primary Earnings per Share:

   Net Income (a)                                  $ 6,588,000   $ 4,854,000
                                                   -----------   -----------
   Shares:
     Weighted average shares outstanding            48,410,440    45,000,000

     Add: Shares issuable from assumed
          exercise of options (as determined
          by the application of the treasury
          stock method)                                      -       187,320
                                                   -----------   -----------
     Weighted average shares outstanding,
       as adjusted (b)                              48,410,440    45,187,320
                                                   -----------   -----------

   Primary Earnings per Share (a) / (b)            $       .14   $       .11
                                                   ===========   ===========
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                                                                    Exhibit 11
                             THERMOQUEST CORPORATION

                  Computation of Earnings per Share (continued)


                                                        Six Months Ended
                                                   --------------------------
                                                      June 29,        July 1,
                                                          1996           1995
   --------------------------------------------------------------------------
   Computation of Primary Earnings per Share:

   Net Income (a)                                  $12,430,000   $ 9,238,000
                                                   -----------   -----------
   Shares:
     Weighted average shares outstanding            46,903,022    45,000,000

     Add: Shares issuable from assumed
          exercise of options (as determined
          by the application of the treasury
          stock method)                                      -       187,320
                                                   -----------   -----------
     Weighted average shares outstanding,
       as adjusted (b)                              46,903,022    45,187,320
                                                   -----------   -----------

   Primary Earnings per Share (a) / (b)            $       .27   $       .20
                                                   ===========   ===========